Exhibit 99.1

ARGAN, INC. REPORTS FOURTH QUARTER AND YEAR END RESULTS

April 12, 2012 – ROCKVILLE, MD – Argan, Inc. (NYSE AMEX: AGX) today announced financial results for the three months and year ended January 31, 2012.

For the year ended January 31, 2012, net revenues were $141.9 million compared to $182.6 million for the year ended January 31, 2011. Gemma Power Systems LLC and affiliates (Gemma) contributed $132.5 million, or 93% of net revenues in fiscal 2012, compared to $174.9 million, or 96% of net revenues in fiscal 2011.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) from continuing operations of $12.8 million for the year ended January 31, 2012 compared to $18.1 million for the prior year. Gemma recorded $15.7 million in EBITDA for fiscal 2012 compared to $22.2 million for fiscal 2011.

Income from continuing operations for fiscal 2012 was $7.4 million, or $0.56 per diluted share based on 13,792,000 diluted shares outstanding, compared to income from continuing operations for fiscal 2011 of $10.0 million, or $0.73 per diluted share based on 13,709,000 diluted shares outstanding.

Net income attributable to Argan, Inc. shareholders for fiscal 2012 was $9.3 million, or $0.67 per diluted share, compared to $7.8 million, or $0.57 per diluted share for fiscal 2011.

For the three months ended January 31, 2012, consolidated net revenues were $55.9 million compared to $31.8 million in the previous year. Gemma contributed $52.8 million or 95% of consolidated net revenues for the fourth quarter of fiscal 2012, compared to $30.5 million, or 96% of consolidated net revenues for the fourth quarter of fiscal 2011.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) from continuing operations of $4.9 million for the three months ended January 31, 2012 compared to $3.1 million in the preceding fiscal year. Gemma recorded $5.2 million in EBITDA for the three months ended January 31, 2012 compared to $4.4 million for the three months ended January 31, 2011.

Income from continuing operations for the three months ended January 31, 2012 was $2.8 million, or $0.23 per diluted share based on 13,905,000 diluted shares outstanding, compared to income from continuing operations of $1.2 million, or $0.09 per diluted share based on 13,684,000 diluted shares outstanding for the fourth quarter of fiscal 2011.

For the three months ended January 31, 2012, Argan reported net income attributable to Argan, Inc. stockholders of $4.6 million, or $0.33 per diluted share, compared to a net income of $915,000, or $0.07 per diluted share for the fourth quarter of fiscal 2011.

In March 2011, Vitarich Laboratories, Inc. (VLI), a wholly owned subsidiary of Argan, sold substantially all of its assets to NBTY Florida, Inc. As a result, Argan is reporting VLI’s results for the three and twelve months ended January 31, 2012, and 2011 as discontinued operations. The financial results include the net proceeds of the sale transaction.

Argan realized income on discontinued operations for the twelve months of fiscal 2012 of $1.6 million or $0.11 per diluted share compared to a loss of $2.2 million or $0.16 per diluted share on discontinued operations in the preceding year. Argan realized income on discontinued operations for the current quarter of $1.4 million or $0.10 per diluted share compared to a loss of $326,000 or $0.02 per diluted share on discontinued operations in the same quarter in the preceding year.

Argan had consolidated cash of $156.5 million as of January 31, 2012. During the current fiscal year, Argan used cash of $6.8 million to pay for a $0.50 dividend per share of common stock. Consolidated working capital increased during the current fiscal year to approximately $76.3 million as of January 31, 2012 from approximately $73.2 million as of January 31, 2011. Consolidated tangible net worth increased to $79.9 million at January 31, 2012 from $76.3 million at January 31, 2011.

Gemma’s backlog as of January 31, 2012 was $415 million compared to $291 million as of January 31, 2011. Gemma was able to replenish more backlog than backlog constructed during fiscal year 2012 due to the signing of a biomass power project in Texas and the contributions of increased backlog from several new contracts to build solar and wind renewable energy facilities.

Commenting on Argan’s results, Rainer Bosselmann, Chairman and Chief Executive Officer, stated: “Our net revenues continued their sequential growth through all four quarters of our current fiscal year. We expect that trend to continue into fiscal year 2013. Gemma’s ability to replenish its backlog of committed work during fiscal 2012 lays the foundation for significantly improved operating results in the coming year.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind power. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301.315.9467

ARGAN, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011
	(unaudited)
Net revenues
Power industry services	$52,841,000	$30,463,000	$132,519,000	$174,938,000
Telecommunications infrastructure services	3,077,000	1,346,000	9,331,000	7,654,000

Net revenues	55,918,000	31,809,000	141,850,000	182,592,000

Cost of revenues
Power industry services	45,386,000	24,407,000	111,193,000	146,976,000
Telecommunications infrastructure services	2,442,000	1,212,000	7,555,000	6,493,000

Cost of revenues	47,828,000	25,619,000	118,748,000	153,469,000

Gross profit	8,090,000	6,190,000	23,102,000	29,123,000
Selling, general and administrative expenses	3,318,000	3,370,000	11,186,000	12,129,000

Income from operations	4,772,000	2,820,000	11,916,000	16,994,000
Other (expense) income, net	(36,000)	21,000	48,000	50,000

Income from continuing operations before income taxes	4,736,000	2,841,000	11,964,000	17,044,000
Income tax expense	1,898,000	1,600,000	4,556,000	7,037,000

Income from continuing operations	2,838,000	1,241,000	7,408,000	10,007,000

Discontinued operations
Income (loss) on discontinued operations (including gains on disposal of $26,000 and $1,312,000 for the three and twelve months ended January 31, 2012, respectively)	(162,000)	(635,000)	282,000	(3,557,000)
Income tax benefit	1,606,000	309,000	1,280,000	1,324,000

Income (loss) on discontinued operations	1,444,000	(326,000)	1,562,000	(2,233,000)

Net income	4,282,000	915,000	8,970,000	7,774,000
Less – Loss attributable to noncontrolling interest (variable interest entities)	302,000	—	302,000	—

Net income attributable to Argan, Inc. stockholders	$4,584,000	$915,000	$9,272,000	$7,774,000

Earnings (loss) per share attributable to
Argan, Inc. stockholders
Continuing operations
Basic	$0.23	$0.09	$0.57	$0.74

Diluted	$0.23	$0.09	$0.56	$0.73

Discontinued operations
Basic	$0.11	$(0.02)	$0.11	$(0.16)

Diluted	$0.10	$(0.02)	$0.11	$(0.16)

Net income
Basic	$0.34	$0.07	$0.68	$0.57

Diluted	$0.33	$0.07	$0.67	$0.57

Weighted average number of shares outstanding
Basic	13,633,000	13,597,000	13,612,000	13,593,000

Diluted	13,905,000	13,684,000	13,792,000	13,709,000

Cash dividend declared per common share	$—	$—	$0.50	$—

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

Continuing Operations (unaudited)

	Three Months Ended January 31,
	2012	2011
Income from continuing operations	$2,838,000	$1,241,000
Interest expense	—	3,000
Income tax expense	1,898,000	1,600,000
Amortization of purchased intangible assets	72,000	87,000
Depreciation and other amortization	111,000	134,000

EBITDA	$4,919,000	$3,065,000

Reconciliations to EBITDA

Power Industry Services (unaudited)

	Three Months Ended January 31,
	2012	2011
Income before income taxes	$5,085,000	$4,205,000
Interest expense	—	3,000
Amortization of purchased intangible assets	72,000	87,000
Depreciation and other amortization	54,000	59,000

EBITDA	$5,211,000	$4,354,000

Reconciliations to EBITDA

Continuing Operations (unaudited)

	Year Ended January 31,
	2012	2011
Income from continuing operations	$7,408,000	$10,007,000
Interest expense	—	35,000
Income tax expense	4,556,000	7,037,000
Amortization of purchased intangible assets	334,000	350,000
Depreciation and other amortization	455,000	642,000

EBITDA	$12,753,000	$18,071,000

Reconciliations to EBITDA

Power Industry Services (unaudited)

	Year Ended January 31,
	2012	2011
Income before income taxes	$15,124,000	$21,551,000
Interest expense	—	35,000
Amortization of purchased intangible assets	334,000	350,000
Depreciation and other amortization	207,000	287,000

EBITDA	$15,665,000	$22,223,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	January 31, 2012	January 31, 2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$156,524,000	$83,292,000
Restricted cash	—	1,243,000
Accounts receivable, net of allowance for doubtful accounts	16,053,000	13,099,000
Costs and estimated earnings in excess of billings	2,781,000	1,443,000
Deferred income tax assets	691,000	91,000
Prepaid expenses and other current assets	4,528,000	520,000
Assets held for sale	—	6,354,000

TOTAL CURRENT ASSETS	180,577,000	106,042,000
Property and equipment, net of accumulated depreciation	2,761,000	1,478,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization	2,574,000	2,908,000
Deferred income tax and other assets	864,000	1,013,000
Assets held for sale	—	625,000

TOTAL ASSETS	$205,252,000	$130,542,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,524,000	$8,555,000
Accrued expenses	6,751,000	13,035,000
Billings in excess of costs and estimated earnings	68,004,000	9,916,000
Liabilities related to assets held for sale	—	1,362,000

TOTAL CURRENT LIABILITIES	104,279,000	32,868,000
Other liabilities	10,000	29,000

TOTAL LIABILITIES	104,289,000	32,897,000

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share; 500,000 shares authorized;no shares issued and outstanding	—	—
Common stock, par value $0.15 per share; 30,000,000 shares authorized; 13,661,098 and 13,602,227 shares issued at January 31, 2012 and 2011, respectively; and 13,657,865 and 13,598,994 shares outstanding at January 31, 2012 and 2011, respectively	2,049,000	2,040,000

Warrants outstanding	590,000	601,000
Additional paid-in capital	89,714,000	88,561,000
Retained earnings	8,944,000	6,476,000
Treasury stock, at cost; 3,233 shares at January 31, 2012 and 2011	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	101,264,000	97,645,000
Noncontrolling interest (variable interest entities)	(301,000)	—

TOTAL EQUITY	100,963,000	97,645,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$205,252,000	$130,542,000